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                                                                  EXHIBIT 10.56


                            EAGLE GEOPHYSICAL, INC.

                   MASTER AGREEMENT FOR GEOPHYSICAL SERVICES

     THIS AGREEMENT ("Agreement"), dated this 2nd day of January, 1997, is by and between EAGLE GEOPHYSICAL, INC., a Delaware Corporation hereafter called CONTRACTOR, and SEITEL DATA, LTD. hereafter called CLIENT.

                              W I T N E S S E T H:

     In consideration of the mutual promises and agreements set forth herein, CONTRACTOR, and CLIENT agree as follows:

                       SECTION I - NATURE OF WORK

     CONTRACTOR shall conduct geophysical surveys for the benefit of CLIENT in those areas designated by CLIENT in accordance with the terms and conditions of this Agreement and any Job Supplement (sometimes collectively referred to as "the Contract"). These geophysical surveys shall be carried out by one or more geophysical parties as may be agreed upon between CLIENT and CONTRACTOR in a manner and subject to these terms and conditions and those contained in any Job Supplement (defined herein), which shall define the scope of CONTRACTOR's work (the "Work").

                     SECTION II - SUPPLEMENTARY AGREEMENTS

     Whenever CLIENT requests and CONTRACTOR agrees to conduct a geophysical survey, CLIENT and CONTRACTOR shall enter into a written supplementary agreement (a "Job Supplement") which shall describe the specific area where the Work is to be performed and specifies the equipment, services, and materials to be furnished by CONTRACTOR and prices to be charged for the Work. Each Job Supplement shall be incorporated herein by reference and all terms and provisions of this Agreement shall apply to each Job Supplement unless any of the terms and conditions of this Agreement are eliminated for purposes of a particular Job Supplement. If any of the terms and conditions of this Agreement and those of any Job Supplement conflict, the terms and conditions of the Job Supplement shall control. Except as otherwise provided herein, all estimates of time for commencement of operations pursuant to any Job Supplement are estimates only, and are subject to change depending upon weather conditions, availability of permits, environmental considerations, availability of subcontractor crews and equipment, and any other condition beyond the sole control of the CONTRACTOR. CONTRACTOR shall not be liable for any loss caused by any variation in commencement or completion of the Work specified in any Job Supplement.

                       SECTION III - TERM AND TERMINATION

     This Agreement shall be effective as of the date first above written and shall continue until terminated by written notice, postmarked at least ten (10) days prior to the termination date, from one party to the other party setting forth the termination date of this Agreement (the "Termination Date"). Contractor may not terminate the Agreement while a Job Supplement is in effect. Subject to the foregoing, this Agreement shall terminate on the Termination Date so specified. The termination of any Job Supplement shall not terminate this Agreement or relieve the CLIENT of any obligation to pay CONTRACTOR all amounts accrued in connection with the Work performed by CONTRACTOR through the termination date, including project cancellation charges, if applicable.

                     SECTION IV - DELINEATION OF AUTHORITY

     In the performance of the Work hereunder, CONTRACTOR shall be an independent contractor with sole authority to direct and control the Work provided for herein. A representative designated by CLIENT may observe all work done by CONTRACTOR, but the detailed manner of accomplishing the Work shall be under the sole control of CONTRACTOR,


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CLIENT being interested only in the results obtained. Notwithstanding the foregoing, CLIENT's representative may request the removal from the job site of any of CONTRACTOR's personnel for good cause.

                         SECTION V - SECRECY OBLIGATION

     CONTRACTOR shall use diligence in safeguarding (1) geophysical data acquired from the Work hereunder, (2) information relating to the location of the survey and type of Work performed and (3) information supplied by CLIENT which is not in the public domain or otherwise already known by CONTRACTOR. CONTRACTOR shall not divulge to anyone other than CLIENT or its designated representative any such data or information unless authorized by CLIENT in writing prior to such disclosure. CONTRACTOR shall use diligence to cause its subcontractors, employees and agents to comply with this obligation of secrecy. CONTRACTOR's obligation of secrecy shall be a continuing one and shall survive the termination of this Agreement and shall continue not withstanding the disclosure or transfer of data by CLIENT to a third party until any such information becomes part of the public domain through no fault of CONTRACTOR. Likewise, CLIENT shall observe the above secrecy obligation, insofar as it has access to and knowledge of information that is confidential or proprietary to CONTRACTOR, including, without limitation, information regarding CONTRACTOR's equipment, instruments, programs, procedures, business practices and the operation thereof.

                            SECTION VI - OPERATIONS

     1. CONTRACTOR shall perform data acquisition activities in accordance with the Data Acquisition Parameters, Survey Design Considerations, Field Design Implementation Techniques, Quality Control Standards and Specifications contained in the Job Supplement.

     2. CONTRACTOR shall provide experienced personnel and supervisory staff necessary to conduct the Work in accordance with the data acquisition parameters and the quality control standards included in any Supplemental Agreement.

     3. CLIENT DESIGNATION OF LOCATION. CLIENT shall designate each area to be surveyed, and shall furnish CONTRACTOR with adequate maps of suitable scale for each project to be surveyed sufficiently in advance to permit orderly planning of any Work. Such maps shall remain the property of CLIENT and shall be returned upon completion of the Work, if requested by CLIENT.

     4. PLANNING THE WORK. CONTRACTOR shall be solely responsible for planning, scheduling and implementing the sequence of the Work under the Contract. Any changes in the scheduling or sequence of the Work as planned by Contractor, after permitting activities have been initiated, whether requested by CLIENT or resulting from permit delays outside the sole control of CONTRACTOR which shall result in loss or extra overhead and/or direct expense to CONTRACTOR shall be for CLIENT's account and payable to CONTRACTOR.

     5. REPORTS. Subject to the terms and conditions of this Contract, CONTRACTOR shall exercise reasonable care in its Work and shall keep CLIENT informed of the progress of the Work. Within a reasonable time after completion of Work in any area, CONTRACTOR shall furnish CLIENT with all basic data belonging to CLIENT, and such basic data shall be the permanent property of CLIENT. CONTRACTOR shall not be required to provide any information proprietary to Contractor, including, but not limited to, information pertaining to its materials, equipment, techniques, methodology or expertise.





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                            SECTION VII - WARRANTIES

     1. NO WARRANTY REGARDING DATA. Reports, information and data supplied to CLIENT shall represent diligent efforts and opinion of CONTRACTOR; however, any use made by CLIENT of said reports, information or data will be at CLIENT's sole risk, and CONTRACTOR shall have no responsibility or liability whatsoever for any use made thereof. CLIENT AGREES TO RELEASE, DEFEND AT ITS SOLE COST, AND INDEMNIFY CONTRACTOR FROM ALL LOSSES AND DAMAGES RESULTING THEREFROM.

     2. DISCLAIMER AND LIMITATION OF EXPRESS AND IMPLIED WARRANTIES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY JOB SUPPLEMENT, CLIENT ACKNOWLEDGES THAT CONTRACTOR HAS MADE NO OTHER EXPRESS WARRANTY OR REPRESENTATION. NOTWITHSTANDING ANYTHING ELSE CONTAINED HEREIN TO THE CONTRARY, CONTRACTOR DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THOSE REGARDING ITS EQUIPMENT, SUPPLIES, SERVICES AND THE INFORMATION AND DATA SUPPLIED BY CONTRACTOR, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO WARRANTY OF WORKMANLIKE PERFORMANCE IS GIVEN BY THE CONTRACTOR BY VIRTUE OF THIS AGREEMENT FOR ANY PERFORMANCE COMPLETED AND WORK TURNED OVER TO CLIENT. CLIENT'S SOLE REMEDY FOR NONPERFORMANCE BY CONTRACTOR SHALL BE ITS RIGHT TO WITHHOLD ANY REMAINING PAYMENTS DUE TO CONTRACTOR.

     3. DISCLAIMER AND INDEMNITY FROM THIRD PARTIES. This contract is not intended to create, and shall not create any rights for any persons who are not parties hereto. ACCORDINGLY, CONTRACTOR SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, TO ANY THIRD PARTIES, AND CLIENT AGREES TO DEFEND, RELEASE AND INDEMNIFY CONTRACTOR FROM ALL DIRECT, INDIRECT AND CONSEQUENTIAL DAMAGES AND LOSSES SUSTAINED BY ANY PERSONS WHO ARE NOT PARTIES TO THIS CONTRACT (INCLUDING, BUT NOT LIMITED TO, CLIENT'S ASSIGNEES, PARTNERS, AFFILIATES AND WORKING INTEREST OWNERS) RESULTING FROM ANY ALLEGED BREACH OF CONTRACT, WARRANTY, OR OTHER ALLEGED NONPERFORMANCE OF OBLIGATIONS UNDER THE CONTRACT BY CONTRACTOR, INCLUDING, BUT NOT LIMITED TO, DAMAGES OR LOSSES ARISING FROM USE OF INFORMATION OR DATA PROVIDED TO CLIENT. IN NO EVENT SHALL CONTRACTOR BE LIABLE FOR, AND CLIENT AGREES TO RELEASE, DEFEND AT ITS SOLE COST, AND INDEMNIFY CONTRACTOR FROM ALL CLAIMS FOR SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND ANY JOB SUPPLEMENT(S) OR THE USE OF REPORTS, INFORMATION AND DATA SUPPLIED TO CLIENT, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOST REVENUES, LOST PROFITS, LOSS OF BUSINESS OPPORTUNITIES, LOSS OF LEASES, BUSINESS INTERRUPTIONS, LOST DATA, COSTS OF OBTAINING SUBSTITUTE INFORMATION OR SERVICES, LOSS OR DELAY OF PRODUCTION, LOSS RESULTING TO ANY EXISTING WELLS OR RESERVOIR, LOSSES INCURRED BY CLIENT'S JOINT INTEREST OWNERS AND ALL OTHER PARTIES ARISING OUT OF ANY DRILLING COMMITMENTS OR OBLIGATIONS CONTAINED IN ANY LEASE, FARMOUT AGREEMENT OR OTHER AGREEMENT WHICH MAY BE AFFECTED BY TERMINATION OR LACK OF PERFORMANCE HEREUNDER, AND ANY SIMILAR OR DISSIMILAR LOSSES, COSTS OR DAMAGES, HOWEVER CAUSED, REGARDLESS OF WHEN OR HOW SUCH DAMAGE OCCURS, EXCEPT IN



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THE CASE OF GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF THIS AGREEMENT BY
CONTRACTOR.

        SECTION VIII - FORCE MAJEURE AND CONDITIONS EXCUSING PERFORMANCE

     The contracting parties acknowledge that conditions beyond the control of either party, including, but limited to, Force Majeure, may prevent timely performance of this Contract by CONTRACTOR. Such conditions may include, for example, but are not limited to delay in issuance or continuance of permits, weather conditions which interrupt the orderly and efficient conduct of surveying operations, and conditions which may cause loss, malfunction of or damage to CONTRACTOR's equipment or endanger its properties or crews or those of its subcontractors. The parties agree that such conditions shall include any set of circumstances where CONTRACTOR's performance under this Contract is delayed, prevented, or substantially impaired, which conditions are beyond the reasonable control of CONTRACTOR. Force Majeure events shall include riot, strike, war, insurrection, rebellion, civil disturbance, legal restraints, governmental action or inaction or like interference, fire, flood, freezing, storm, hurricane, tornadoes, or other action of the elements, acts of God, accidental damage to equipment or any cause outside the sole control of CONTRACTOR. CONTRACTOR shall not be liable for any delay or failure of performance caused by any or all of the foregoing conditions. If such conditions result in an increase of personnel or costs to complete a project, CONTRACTOR, at its option, in addition to other rights set forth herein, shall have the right to charge for standby time or to negotiate with CLIENT for an adjustment of the rate set forth in the Job Supplement, and should the parties fail to agree on said adjustment within five (5) days, CONTRACTOR shall have the option to terminate this Agreement and/or any Job Supplement by giving to CLIENT five (5) days written notice of termination. CLIENT shall promptly pay CONTRACTOR for all amounts earned in connection with the Work performed by CONTRACTOR in addition to all reimbursable expenses incurred by CONTRACTOR through the termination date

           SECTION IX - RESPONSIBILITY FOR LOSS OR DAMAGE, INDEMNITY, RELEASE OF LIABILITY AND ALLOCATION OF RISK


     1. INDEMNITY BY CONTRACTOR. EXCEPT AS HEREAFTER PROVIDED, CONTRACTOR SHALL PROTECT, DEFEND AT ITS SOLE COST, RELEASE, INDEMNIFY, SAVE AND HOLD HARMLESS THE CLIENT GROUP FROM AND AGAINST ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, LOSSES, DAMAGES, AND LIABILITIES OF EVERY KIND AND CHARACTER ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH THE WORK TO BE PERFORMED HEREIN RESULTING IN PERSONAL INJURY TO, OR ILLNESS, DEATH, OR PROPERTY DAMAGE TO THE CONTRACTOR GROUP, REGARDLESS OF WHETHER CAUSED BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OF CLIENT OR CONTRACTOR. SUCH INDEMNITY SHALL BE WITHOUT REGARD TO AND WITHOUT ANY RIGHT TO CONTRIBUTION FROM ANY INSURANCE MAINTAINED BY CLIENT AS REQUIRED HEREIN. For purposes of this Contract, the "Client Group" shall mean any and all of the CLIENT, its owners, affiliates, partners, joint venturers and subcontractors and each of their respective officers, directors, shareholders, employees, agents, representatives, and invitees.

     2. INDEMNITY BY CLIENT. EXCEPT AS HEREAFTER PROVIDED, CLIENT SHALL PROTECT, DEFEND AT ITS SOLE COST, RELEASE, INDEMNIFY, SAVE AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, LOSSES, DAMAGES, AND LIABILITIES OF EVERY KIND AND CHARACTER ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH THE WORK TO BE PERFORMED HEREIN, RESULTING IN PERSONAL INJURY TO, OR



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ILLNESS, DEATH, OR PROPERTY DAMAGE TO CLIENT GROUP, REGARDLESS OF WHETHER
CAUSED BY THE SOLE, JOINT OR CONCURRENT NEGLIGENCE OF CLIENT OR CONTRACTOR. SUCH INDEMNITY SHALL BE WITHOUT REGARD TO AND WITHOUT ANY RIGHT TO CONTRIBUTION FROM ANY INSURANCE MAINTAINED BY CONTRACTOR AS REQUIRED HEREIN. For purposes of this Contract, the "Contractor Group" shall mean any and all of CONTRACTOR, its owners, affiliates, partners, joint venturers and subcontractors, and each of their respective officers, directors, shareholders, employees, agents, representatives, and invitees.

     3. INDEMNITY WITHOUT FAULT. EXCEPT AS OTHERWISE EXPRESSLY LIMITED HEREIN, IT IS THE INTENT OF THE PARTIES HERETO THAT ALL INDEMNITY OBLIGATIONS AND LIABILITIES ASSUMED BY THE PARTIES UNDER THIS AGREEMENT BE WITHOUT MONETARY LIMIT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF (INCLUDING PREEXISTING CONDITIONS), THE NEGLIGENCE OF ANY PARTY OR PARTIES (WHETHER THE NEGLIGENCE BE SOLE, JOINT, OR CONCURRENT, ACTIVE OR PASSIVE), AND THE FAULT OR RESPONSIBILITY OF ANY PARTY OR PARTIES UNDER ANY OTHER CONTRACT OR ANY STATUTE, RULE, OR THEORY OF LAW. THIS CONTRACT SHALL CREATE NO RIGHT OF ACTION IN ANY PERSON NOT A PARTY HEREUNDER OR NOT SPECIFICALLY IDENTIFIED AS AN INDEMNITY HERETO, AND ALL INDEMNITY OBLIGATIONS CONTAINED HEREIN SHALL HAVE NO APPLICATION TO THEM.

     4. RISK OF LOSS OF FIELD TAPES. CLIENT SHALL ASSUME SOLE RESPONSIBILITY FOR, AND AGREES TO RELEASE AND INDEMNIFY CONTRACTOR GROUP FOR ALL DAMAGE TO, LOSS OR THEFT OF ORIGINAL FIELD TAPES AND THE INFORMATION RECORDED THEREON AFTER CONTRACTOR TURNS SUCH FIELD TAPES OVER TO A REPUTABLE COMMON CARRIER WITH APPROPRIATE SHIPPING INSTRUCTIONS OR WHEN CONTRACTOR DELIVERS SUCH INFORMATION TO THE CLIENT REPRESENTATIVE DESIGNATED IN THE APPROPRIATE JOB SUPPLEMENT.

     5. MINERAL INTERESTS AND TRESPASS. CLIENT SHALL ASSUME SOLE RESPONSIBILITY FOR AND DEFEND AT ITS SOLE COST, RELEASE AND INDEMNIFY CONTRACTOR FOR ANY CLAIM BY THE OWNER OR PURPORTED OWNER OF LAND OR OF A MINERAL INTEREST IN LAND, BASED UPON THE THEORY THAT THE OPERATIONS HEREUNDER OF CONTRACTOR HAVE DIMINISHED THE MINERAL VALUE OF SUCH LAND; provided, however, that CLIENT shall not be responsible for any such claim in any case where such operations are conducted upon land not designated therefor by CLIENT or its said representative, or in any case where CLIENT shall have requested CONTRACTOR to obtain a permit to conduct such operations, and where CONTRACTOR shall fail either to obtain such permit, or to do everything reasonably or prudently necessary to assure the validity and sufficiency of such permit if obtained by it, or in any case where CONTRACTOR shall fail to observe any condition or restrictions, of which it has knowledge, imposed with respect to such permit obtained by it or CLIENT, and without limiting the generality of the foregoing, it is further agreed that CLIENT shall not be responsible for any damage or claim, resulting from an entry on land, or arising from CONTRACTOR's operations on land, after CONTRACTOR or its employees have been warned to keep off such land by the owner or lessee thereof, or by any person having authority or apparent authority to eject CONTRACTOR or its employees. If CONTRACTOR is unable through reasonable efforts to timely obtain such permits, CONTRACTOR will notify CLIENT and CONTRACTOR will not enter non-permitted land unless so instructed in writing by an officer of the CLIENT. NOTWITHSTANDING THE FOREGOING, WHEN THE ABOVE-MENTIONED



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PERMITS ARE NOT TIMELY OBTAINED EITHER BY CLIENT OR CONTRACTOR PRIOR TO CREW
ENTRY AND CLIENT INSTRUCTS CONTRACTOR TO PROCEED WITHOUT PERMITS, CLIENT ASSUMES ALL RESPONSIBILITY FOR, AND AGREES TO RELEASE, DEFEND AT ITS SOLE COST AND INDEMNIFY CONTRACTOR FOR ALL DAMAGES, COSTS AND ATTORNEYS FEES ACCRUING OR ASSERTED TO ACCRUE FROM SUCH ENTRY.

     6. INDEMNITY FOR DAMAGES CAUSED BY THE DATA ACQUISITION PROCESS. ATTACHED AS EXHIBIT "A" IS THE SAFE OPERATING DISTANCE CHART DISTRIBUTED BY THE IAGC, COMMONLY USED AND ACCEPTED BY THE GEOPHYSICAL INDUSTRY WHICH THE PARTIES DEEM REFLECTS THE SAFE DISTANCE FOR THE CONDUCT OF THE WORK. CONTRACTOR AGREES TO ADHERE TO THE REQUIREMENTS OF SAID CHART IN PERFORMING THE CONTRACT. IF, (i) CLIENT REQUESTS OR INSTRUCTS CONTRACTOR TO DISCHARGE EXPLOSIVES AT CLOSER DISTANCES THAN THOSE PRESCRIBED, OR TO DISCHARGE EXPLOSIVES LARGER THAN THE AMOUNTS PRESCRIBED FOR THE DISTANCES PRESCRIBED, OR TO CAUSE THE DISTANCES PRESCRIBED FOR SURFACE ENERGY SOURCES TO BE LESS THAN THOSE SET FORTH IN EXHIBIT "A", OR (ii) SUCH CHARGES ARE SET OR USED BY CONTRACTOR IN COMPLIANCE WITH THE SPECIFICATIONS SET FORTH IN EXHIBIT "A", THEN CLIENT SHALL ASSUME SOLE RESPONSIBILITY FOR, DEFEND AT ITS SOLE COST, RELEASE, INDEMNIFY AND HOLD CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL CLAIMS FOR DAMAGE TO OR LOSS OF PROPERTY OR INJURIES TO PERSONS OR DEATH RESULTING FROM THE DISCHARGE OF ANY ENERGY SOURCE IN THE COURSE OF THE DATA ACQUISITION PROCESS OPERATIONS HEREUNDER. WHENEVER SUCH ENERGY SOURCES ARE SET OR USED BY CONTRACTOR IN COMPLIANCE WITH THE SPECIFICATIONS SET FORTH IN EXHIBIT "A", THEN THE PARTIES AGREE THAT SUCH PERFORMANCE SHALL BE DEEMED REASONABLE AND PRUDENT.

     7. INDEMNITY AND DEFENSE RIGHTS EXTEND TO AFFILIATES AND OFFICERS. ALL INDEMNITIES, RELEASES AND ASSUMPTIONS OF LIABILITY EXTENDED BY THE PARTIES HERETO SHALL INURE TO THE BENEFIT OF THE PARTIES, THEIR PARENT HOLDING AND AFFILIATED COMPANIES AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, AGENTS, SERVANTS AND EMPLOYEES, ALTHOUGH THEY SHALL NOT EXTEND TO, AND SHALL HAVE NO APPLICATION TO CLAIMS OR CAUSES OF ACTION ASSERTED AGAINST CONTRACTOR OR CLIENT BY REASON OF ANY AGREEMENT OF INDEMNITY WITH A PERSON OR ENTITY NOT A PARTY HERETO.

     8. CLAIMS NOTIFICATION AND DEFENSE ASSUMPTION. If either party hereto learns of any claim, liability, demand, cause of action or judgment relating to this Agreement or the performance hereunder, said party agrees to give written notice as promptly as possible to the other party. Failure by one party to provide such notification to the other party shall not relieve such other party from any obligation or liability which it may have on account of this Agreement or otherwise, except to the extent such other party shall have been materially prejudiced by such failure. The duty to defend shall be based solely upon the allegations or claims made, regardless of whether such claims or allegations are groundless, false or untrue and provided further that if any claim as asserted would or could fall within the obligation to indemnify, then the responsible party must assume the defense of the indemnitee for all allegations made against it. If the duty to defend is required by any of the terms of this Agreement, the party who agreed to defend shall defend the other one in the suit or



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claim to final resolution, or settle same. If it is determined that assumption of liability or indemnity is required under this agreement, then the responsible party shall pay all settlements, judgments, costs, including reasonable attorneys' fees, and other reasonable expenses incident thereto. Each party, if requested, agrees to cooperate with the other in any defense, and the responsible party shall reimburse the other on an ongoing basis for all reasonable expenses incurred in connection therewith.

                             SECTION X - INSURANCE

     Prior to commencement of any Work pursuant hereto and in compliance with
Section VI above, CONTRACTOR shall secure and maintain in force and effect at all times during the term of this Agreement, the insurance as provided below with coverage limits not less than the amount specified, insuring the liabilities specifically assumed by the indemnitor in this contract, but not otherwise, with insurers licensed to do business in all states where Work arises from the Agreement. Subject to policy exclusions with respect to any insured claim that arises from the work done by CONTRACTOR, or its subcontractors, this insurance shall be primary to any insurance which CLIENT may have or may be applicable at the time. CONTRACTOR shall include CLIENT as additional insured under CONTRACTOR'S policies only for those risks and losses for which CONTRACTOR is liable under this Agreement. However CLIENT assumes the obligation to ensure that its defense and indemnity obligations assumed hereunder are fully covered by insurance. The Parties will cause each policy to be endorsed to provide waiver of subrogation rights against each other. CONTRACTOR shall supply CLIENT with a valid certificate or certificates of insurance evidencing such coverage's in their entirety and containing a provision for a 30-day notice of cancellation or material change to the Additional Insured. If it is judicially determined that the insurance required hereunder, or the indemnities voluntarily or mutually assumed in this Agreement (which shall be supported either by available liability insurance, under which the insurer has no right of subrogation against the indemnitees, or voluntarily self-insured in part or whole), exceed the maximum limits permissible under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the maximum limits permitted under such law.

                           INSURANCE COVERAGE

            Coverage                                Minimum Limits
            --------                                --------------
1 Workers Compensation/                 Statutory requirements in State in which
  Employers Liability                   work hereunder is to be performed; the
                                        CONTRACTOR is domiciled; and in State
                                        in which the CONTRACTOR's employee(s)
                                        reside. Employer's liability limit of
                                        $1,000,000.

2 Comprehensive General Liability       $1,000,000 CSL             $2,000,000 aggregate
  including Broad Form Contractual
  Coverage per policy terms and
  conditions.

3 Automobile Liability Insurance        $1,000,000 CSL
  on all owned, non-owned and
  hired vehicles

4 Umbrella Liability (endorsed to       $10,000,000 per occurrence $10,000,000 aggregate
  follow form)

5 Property damage insurance in full insurable value to cover loss or damage of CONTRACTOR property.

6 Non-owned aircraft liability          $2,000,000 per occurrence  $2,000,000 aggregate

7 Maritime insurance as follows, when applicable:

  a) Liability insurance with a minimum limit of $2,000,000, including Vessel
     Liability and/or Protection and Indemnity insurance for any vessels involved.

  b) Marine Trip Cargo and Loading and Unloading Insurance coverage in the amount equal to the value of the equipment involved.

  c) Maritime Employer's Liability with limits of not less than $1,000,000, and US Longshoremen's and harborworkers' Act coverage.



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  d) Insurance to protect against liability of employer to provide transportation, wages, maintenance and cure to maritime employees.

  e) Coverage providing that a claim "in rem" shall be treated as a claim against the employer.

  f) Insurance providing Gulf of Mexico territorial extension.

8 Such other insurance as may be required by law.

9 Contractual indemnity insurance in a sufficient amount to cover all indemnity and defense obligations assumed under this Agreement and any Job Supplements.


                    SECTION XI - GOVERNMENTAL LAWS AND TAXES

     1. CONTRACTOR shall perform all Work hereunder in compliance with all applicable governmental laws, rules and regulations.

     2. CONTRACTOR shall be solely liable for the payment of all taxes and contributions for unemployment insurance and for pensions, benefits and annuities, now or hereafter imposed by the United States, or any state, which are measured by the wages, salaries or other remuneration paid to or due any person employed by CONTRACTOR in the performance of this Agreement.

                   SECTION XII - SAFETY AND HEALTH STANDARDS

     CONTRACTOR shall observe and comply with all applicable federal, state and local safety and health standards as well as those contained in the Eagle Geophysical, Inc. Safety and Health Manual for Geophysical Operations, including the Eagle Geophysical, Inc. Drug and Alcohol Policy, which are attached hereto, by reference, as Exhibits "B". Such safety and health standards shall apply to all subcontractors of CONTRACTOR and their employees as well as to CONTRACTOR and its employees.

               SECTION XIII - ENVIRONMENTAL LAWS AND REQUIREMENTS

     CONTRACTOR shall use reasonable efforts to comply with all applicable laws, rules and regulations concerning environmental protection and preservation.

                   SECTION XIV - PERMITS AND PROPERTY DAMAGE

     CLIENT shall designate each area to be surveyed. CONTRACTOR shall attempt to secure any permits necessary for CONTRACTOR to enter upon such area for the purpose herein contemplated, at CLIENT's expense. CONTRACTOR shall not be liable for any delays or cancellation of any Job Supplement due to its inability to obtain any such permits. CONTRACTOR shall use its best efforts to obtain written permission from the person who purports to be the owner or lessee of the land on which operations are to be conducted or from a third person who purports to have authority from the owner or lessee to grant such permit. CONTRACTOR shall use a bonafide good faith effort to determine if the person is the owner or lessee of the land or that the person has the authority to grant the permit. If, however, CONTRACTOR has any reason to question the authority of any person to grant a valid permit, it shall fully report the facts to CLIENT and shall proceed no further with respect to the lands in question until authorized by CLIENT. CLIENT agrees to use its best efforts to assist CONTRACTOR in obtaining permits if requested to do so. CONTRACTOR shall not enter upon any lands or proceed with any surveying or other seismic operations until permits have been obtained. Should CONTRACTOR be denied free access to the local work area for any reason not within CONTRACTOR's sole control, then any time lost by reason of such denial shall be chargeable as standby time. CONTRACTOR SHALL INDEMNIFY AND SAVE CLIENT HARMLESS FROM ANY CLAIMS, ACTIONS, JUDGMENTS OR ANY COSTS WHATSOEVER ARISING OUT OF



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ANY INSTANCE WHERE CONTRACTOR HAS ENTERED UPON LANDS OR CONDUCTED OPERATIONS
WITHOUT FIRST HAVING SATISFIED ITS OBLIGATIONS HEREUNDER, UNLESS SPECIFICALLY INSTRUCTED TO PROCEED WITHOUT PERMITS BY CLIENT.

                        SECTION XV - PATENT INFRINGEMENT

     CONTRACTOR shall be excused from its performance under this Agreement insofar as such discontinuance is the result of any claim of patent infringement by CONTRACTOR, whether or not suit is filed, and CLIENT shall be relieved, in proportion to the extent of CONTRACTOR's discontinuance of operations, from CLIENT's obligations to make payment hereunder from the initial date of and during the period of such discontinuance; provided, however, that CLIENT's other obligations to CONTRACTOR shall continue as provided in this AGREEMENT or in any Job Supplement in effect. CONTRACTOR shall indemnify and hold CLIENT harmless from and against any claims, liabilities, demands, causes of action or judgments based on any such infringement claim; provided that the foregoing indemnity shall not apply (1) if the claim for infringement is made against CLIENT unless CLIENT notifies CONTRACTOR promptly in writing of such claim and gives CONTRACTOR written authority, information and assistance (at CLIENT's expense) for the defense thereof or (2) if the claim for infringement is based on (i) equipment, materials or methods which CLIENT owns and directs CONTRACTOR to use or (ii) infringement of any patent owned by any person where specific use of such patent is approved and directed in writing by the CLIENT. CONTRACTOR shall have the right to control all litigation for which it must indemnify CLIENT under this Section.

                        SECTION XVI - SPECIFIC AGREEMENT

     1. JOB SUPPLEMENT TERM. Services hereunder will commence as soon as reasonably practical and prudent following the execution of a job supplement and shall continue until CONTRACTOR has completed the seismic program described in the Job Supplement, unless the Job Supplement is first terminated earlier by other provisions of the Contract.

     2. CONTRACTOR'S PERFORMANCE. CONTRACTOR shall acquire seismic data for CLIENT in certain designated areas as outlined in the Job Supplement, utilizing the recording methods, personnel and equipment CONTRACTOR deems necessary therefor and in accordance with the Survey Design parameters. The seismic data shall be the property of CLIENT. Upon completion of the work, CONTRACTOR shall deliver to CLIENT all originals and copies of the seismic data; CONTRACTOR shall not retain any seismic data acquired, produced or derived from the work for CLIENT.

     3. SCHEDULING CHANGES. CLIENT acknowledges it has been reasonably informed of scheduling demands regarding availability of the crews and equipment necessary to enable CONTRACTOR to timely commence, and to efficiently continue and complete the Work and that CONTRACTOR has reasonably relied upon CLIENT's representations concerning the availability of permits. If for any reason beyond the sole control of the CONTRACTOR commencement or continuation of the Work is unreasonably delayed, then CONTRACTOR may, at its election, either (1) terminate this contract; (2) reschedule the Work, taking into consideration interference with prior, interim and subsequent commitments undertaken by CONTRACTOR; and/or (3) charge a standby fee, specified in the Job Supplement, for each day or portion of a day that the Work is not commenced or the Work cannot be continued in the reasonable judgment of CONTRACTOR. In the event of early termination, CLIENT nevertheless agrees to pay CONTRACTOR for all services, expenses and other charges reasonably incurred or earned through the date of termination, and any applicable reasonable contract cancellation charge specified in the Job Supplement.

                              SECTION XVII - AUDIT

     CONTRACTOR shall maintain full and complete records concerning invoices which are based on services performed and costs which relate to reimbursable billings in such manner and detail as to permit verification of all such charges made to CLIENT. For a period of one (1) year from the date such costs were incurred, CLIENT shall have the right to audit CONTRACTOR's accounting records related directly to reimbursable billing on the Work at any reasonable time during normal business hours after the expiration of five (5) days following written notice received by CONTRACTOR.

                            SECTION XVIII - NOTICES

     All notices permitted or required to be given under the terms of this Contract shall be in writing and shall be deemed effective upon receipt if sent by facsimile or first-class or certified mail with return receipt requested, postage prepaid. Receipt shall be deemed to have occurred as to facsimile notices on the date the sending party receives telefax confirmation that the receiving party has received the telefaxed notice or, for first class or certified mailings, the date of actual receipt or three days after the date which notice is sent by first class or certified mail, postage prepaid, whichever occurs earlier, provided that mailed notices are properly addressed to the respective parties hereto as follows, or at such other address as shall be designated by written notice to the other party in accordance with this provision:


CONTRACTOR

EAGLE GEOPHYSICAL, INC.                 JDK INCORPORATED

ATTENTION: Jay Silverman, President     ATTENTION: Robert Simon, Senior Vice President
50 Briar Hollow, 7th Floor West         50 Briar Hollow, 7th Floor West
Houston, Texas  77027                   Houston, Texas  77027
Telephone  (713) 627-1990               Telephone  (713)  627-1990
Facsimile  (713) 627-1020               Facsimile  (713) 627-7802


                             SECTION XIX - PAYMENT


     1. PAYMENTS. In consideration of services performed and to be performed, and the personnel, equipment, materials and supplies furnished hereunder, CLIENT shall timely pay to CONTRACTOR all amounts provided for in each Job Supplement, and, in addition thereto, all reimbursable expenses, standby time, cancellation charges, if applicable, and such other charges as agreed to or as set forth in any Job Supplement, at CONTRACTOR's address as follows:

     EAGLE GEOPHYSICAL, INC.                 (TAX ID #76-0522657)
     Attention: Accounts Receivable
     50 Briar Hollow, 7th Floor West
     Houston, Texas 77027


     2. REIMBURSABLE EXPENSES. Reimbursables shall include the cost and expense of those items purchased, used or incorporated into the performance of the Work as set forth in each Job Supplement.

     3. INVOICES. CONTRACTOR may invoice for charges incurred hereunder at least on a monthly basis and invoices shall be mailed as soon as practical after the end of each invoice period. CLIENT shall pay all amounts invoiced by

CONTRACTOR under this Contract at the address shown in Subsection 1 above (or at the address shown on the invoice, if different) within thirty (30) days after the invoice date of each invoice by CONTRACTOR. All amounts not paid by CLIENT to CONTRACTOR within thirty (30) days after the date of invoice shall bear interest thereafter at the lesser of (i) the rate of one and one-half percent (1.5%) per month or (ii) the maximum rate allowed by applicable law. It is the intention of CLIENT and CONTRACTOR to comply with all applicable usury laws; accordingly, it is agreed notwithstanding any provision of the Contract or any invoices related thereto, no provision shall require the payment of or permit collection of interest in excess of the maximum rate of applicable law governing this Contract. If any alleged excess interest is provided for, then in such event the provisions of this paragraph shall govern and control, and CLIENT shall not be obligated to pay any amount of interest in excess of the maximum rate allowed by applicable law governing this Contract. Any such excess shall be applied as a credit to the principal balance owed, or refunded.

     4. CONTRACTOR'S RIGHTS IN EVENT OF NONPAYMENT. CLIENT shall promptly pay to CONTRACTOR all costs and expenses incurred by CONTRACTOR, including, without limitation, reasonable costs, expenses and attorneys' fees, in connection with the preservation and enforcement of CONTRACTOR's rights under this Contract. In addition to the collection of interest pursuant to the foregoing and in addition to all other rights that CONTRACTOR may have at law or in equity, CONTRACTOR shall have the right to suspend or terminate its performance under this Contract upon failure by CLIENT to make timely payments of all sums due under the Contract. Payment of CONTRACTOR's invoices shall not prejudice the right of CLIENT to protest or question the correctness thereof; however all invoices rendered shall conclusively be presumed to have been reasonable, fully earned, and the amounts charged therein necessary and proper after two years following payment, unless within such period CLIENT takes written exception thereto and makes a written claim on CONTRACTOR for adjustment.

                           SECTION XX - MISCELLANEOUS

     1. WAIVER. The rights herein given to either party hereto may be exercised from time to time, singularly or in combination, and the waiver of one or more of such rights shall not be deemed to be a waiver of such right in the future, or of any one or more of the other rights which the exercising party may have. No waiver of any breach of a term, provision or condition of this Agreement by one party shall be deemed to have been made by the other party hereto, unless such waiver is expressed in writing and signed by an authorized representative of such party, and the failure of either party to insist upon the strict performance of any term, provision or condition of this Agreement, or to exercise any option herein given, shall not be construed as a waiver or relinquishment in the future of the same or any other term, provision, condition or option.

     2. ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their successors and assigns. Notwithstanding the foregoing, neither party to this Agreement shall assign any of its rights or obligations hereunder without prior written consent of the other party; provided, however, that CONTRACTOR shall be entitled to subcontract to third parties those portions of the Work which are routinely subcontracted by contractors in the geophysical contracting industry. Nothing in this section shall limit, restrict, or prohibit CLIENT's use, transfer or disclosure of the seismic data or materials to third parties.

     3. ENTIRE AGREEMENT AND MODIFICATION. This Agreement, as written, together with any Job Supplement(s), embodies the entire agreement and Contract by and between CLIENT and CONTRACTOR with respect to the transactions contemplated hereby and shall supersede all previous communications, representations or agreements, both oral and written, with respect to the subject matter hereof. The Contract shall not and cannot be amended or modified except by written instrument duly executed by all of the parties hereto.


     4. HEADINGS. The Section Headings contained herein are for convenience only, and shall not in any way affect the meaning or interpretation of the provisions hereof.

     5. GOVERNING LAW AND VENUE. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Texas, without giving effect to any conflict of law rules or provisions. Each party hereto agrees that any suit, action or other proceeding arising out of this Agreement shall be brought and litigated only in the State or Federal courts located in Harris County, Texas, and each party hereto hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient or improper forum for the purposes of any such suit, action or other proceeding. Each party hereto hereby irrevocable consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at the address of such party set forth in or designated pursuant to Section XVII.

     6. SEVERABILITY. If any one or more of the provisions of this Agreement shall for any reason be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforecable provision had never been a part hereof.

     7. COUNTERPARTS. This Agreement and any Job Supplement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Telefaxed signatures on any counterpart shall likewise be deemed originals. This Agreement and any Job Supplement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in proving this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     8. ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE ALLEGED BREACH THEREOF, WHICH CANNOT BE RESOLVED BETWEEN THE PARTIES HERETO SHALL BE SETTLED BY ARBITRATION WHICH SHALL PROCEED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION (BUT NOT NECESSARILY BY THE AMERICAN ARBITRATION ASSOCIATION). ANY ARBITRATION PROCEEDINGS HEREUNDER SHALL BE HELD IN HOUSTON, TEXAS, OR SUCH OTHER LOCATION IN THE UNITED STATES ON WHICH THE CLIENT AND CONTRACTOR MAY MUTUALLY AGREE. THIS DISPUTE SHALL BE RESOLVED BY ONE ARBITRATOR. CONTRACTOR AND CLIENT SHALL APPOINT ONE ARBITRATOR. IF CONTRACTOR AND CLIENT CANNOT PROMPTLY AGREE ON THE APPOINTMENT OF THE ARBITRATOR, CONTRACTOR OR CLIENT MAY APPLY TO THE SENIOR JUDGE OF THE SOUTHERN DISTRICT OF TEXAS, WHO SHALL APPOINT SUCH ARBITRATOR. THE AWARD RENDERED BY SUCH ARBITRATOR SHALL BE FINAL AND BINDING UPON CONTRACTOR AND CLIENT. CLIENT AND CONTRACTOR HEREBY SUBMIT TO THE JURISDICTION OF THE COURTS (FEDERAL AND STATE) OF HARRIS COUNTY, TEXAS, FOR PURPOSES

OF ENFORCEMENT OF THE FINDINGS OF SUCH ARBITRATOR. CLIENT AND CONTRACTOR AGREE THAT NEITHER PARTY SHALL HAVE ANY RIGHT TO COMMENCE OR MAINTAIN ANY SUIT OR LEGAL PROCEEDING CONCERNING ANY DISPUTE HEREUNDER, OTHER THAN A SUIT FOR ENFORCEMENT OF THE ARBITRATION PROVISIONS CONTAINED IN THIS SECTION XX, UNTIL THE DISPUTE HAS BEEN DETERMINED IN ACCORDANCE WITH THE ARBITRATION PROCEDURE PROVIDED FOR HEREIN AND THEN ONLY FOR ENFORCEMENT OF THE AWARD RENDERED UNDER SUCH ARBITRATION.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the day and year first written above.

EAGLE GEOPHYSICAL, INC.                 SEITEL DATA, LTD.


By:  /s/ JAY N. SILVERMAN               By:  /s/  ROBERT SIMON
   ---------------------------------       ---------------------------------

Printed Name: Jay N. Silverman          Printed Name: Robert Simon
             -----------------------                 -----------------------

Title:        President                 Title:        Senior Vice President
      ------------------------------          ------------------------------